Exhibit 5.1

October 3, 2003

AirNet Communications Corporation

3950 Dow Road

Melbourne, Florida 32934

Re: Registration Statement on Form S-8

Ladies and Gentlemen:

You have requested our opinion with respect to certain matters in connection with the filing of a Registration Statement on Form S-8 (the “Registration Statement”) to be filed by AirNet Communications Corporation (the “Company”) with the Securities and Exchange Commission on the date hereof in connection with the registration under the Securities Act of 1933, as amended, of 27,792,986 additional shares of the Company’s Common Stock, $.001 par value (the “Common Stock”), to be issued pursuant to the Amended and Restated AirNet Communications Corporation 1999 Equity Incentive Plan (the “Plan”).

In connection with this opinion, we have examined the following documents and records:

1. The Eighth Amended and Restated Articles of Incorporation of the Company, as amended;

2. The By-Laws of the Company, as amended;

3. The Plan;

4. All corporate minutes and proceedings of the Company relating to the Plan and the issuance of the Common Stock being registered under the Registration Statement; and

5. The specimen certificate of Common Stock.

We have also examined such further documents, records and proceedings as we have deemed pertinent in connection with the issuance of said Common Stock. In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the completeness and authenticity of all documents submitted to us as originals, and the conformity to the originals of all documents submitted to us as certified, photostatic or conformed copies, and the validity of all laws and regulations.

We are qualified to practice law in the State of Florida and we do not purport to express any opinion herein concerning any law other than the laws of the State of Florida, the General Corporation Law of the State of Delaware and the federal law of the United States.

Based upon such examination, it is our opinion that the Common Stock being registered by the Registration Statement, when issued and paid for as contemplated by the Plan, will be legally issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion with the Securities and Exchange Commission as Exhibit 5.1 to the Registration Statement.

Very truly yours,

/s/ EDWARDS & ANGELL, LLP

Edwards & Angell, LLP